Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2016 Equity Incentive Plan and the 2016 Employee Stock Purchase Plan of Everspin Technologies, Inc. of our report dated March 29, 2017, with respect to the financial statements of Everspin Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Phoenix, Arizona

August 11, 2017